Dated 23 March 2017

SKY PHARM S.A.

AS BORROWER

AND

GRIGORIOS SIOKAS

AS GUARANTOR

AND

SYNTHESIS PEER-TO-PEER INCOME FUND

AS LENDER

AMENDING AND RESTATING AGREEMENT

relating to the
Loan Agreement dated 4 August 2016
as amended on 13 September 2016

WATSON FARLEY
&
WILLIAMS

Index

Clause **Page**

THIS AMENDING AND RESTATING AGREEMENT is made on the 23rd day of March 2017 (the "**Deed**")

PARTIES

(1) **SKY PHARM S.A. (ΦΑΡΜΑΠΟΘΗΚΗ ΣΚΑΪ ΦΑΡΜ Α.Ε.)**, a société anonyme duly incorporated and validly existing and operating under the laws of the Hellenic Republic, holder of General Commercial Registry (ΓΕΜΗ) No. 131417304000 and Tax Registration No. 800597686/Tax Authority FAE Thessaloniki, having its registered office at 5, Agiou Georgiou Street, 57001 Thessaloniki (the "**Borrower**");

(2) **SYNTHESIS PEER-TO-PEER INCOME FUND** an exempted company incorporated in the Cayman Islands with limited liability, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman, as lender (the "**Lender**"); and

(3) **GRIGORIOS SIOKAS**, resident of Neo Risio P.O. Box 374, 57001, Thessaloniki, with Greek ID No: AH356375, issued at Litochoro, Pierias and Greek AFM: 126793707, DOY Z' Thessalonikis (the "**Guarantor**").

BACKGROUND

(A) The Lender, the Borrower and the Guarantor entered into a loan facility agreement dated 4 August 2016, amended by the first deed of amendment dated 13 September 2016, for a facility in a total amount of $1,532,974 (one million, five hundred and thirty-two thousand, nine hundred and seventy-four US Dollars) (the "**Facility Agreement**").

(B) Following the execution of the Facility Agreement, in addition to the facility amount provided in the Facility Agreement, which has been fully advanced, the Lender has advanced to the Borrower the following amounts: (i) on 29 September 2016, a further sum of $174,000, (ii) on 25 October 2016, a further sum of $100,000, (iii) on 4 November 2016, a further sum of $250,000, (iv) on 22 December 2016, a further sum of $452,470.51, and (v) on 13 January 2017, a further sum of $155,516.06, all of which advances have been agreed by the Lender, Borrower and Guarantor to be treated as increases in the maximum facility amount, subject to the terms and conditions of the Facility Agreement and guaranteed by the Guarantor as provided in the Facility Agreement.

(C) The total amount drawn down under the Facility Agreement is therefore $2,664,960.22 (two million, six hundred and sixty-four thousand, nine hundred and sixty US Dollars and twenty-two cents).

(D) The parties to the Facility Agreement therefore wish to amend the Facility Agreement as provided herein in order to increase the maximum loan amount and to amend certain other terms and conditions of the Loan Agreement.

IT IS AGREED as follows:

1 DEFINITIONS

1.1 Defined expressions

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2 Definitions

In this Deed, unless the contrary intention appears:

"**Amended and Restated Facility Agreement**" means the Facility Agreement as amended and restated by this Deed in the form set out in the Appendix;

"**Party**" means a party to this Deed.

2 AMENDMENT

2.1 The Facility Agreement shall be amended as follows:

(a) The following definitions are inserted in clause 1.1 of the Facility Agreement in the correct alphabetical order:

""**Drawdown Date**" means in relation to each Advance, the date on which the amount of that Advance is debited from the Lender's USD bank account.

"**Facility**" means the loan facility made available under this Agreement as described in Clause 2."

(b) Clause 2.1 of the Facility Agreement shall be replaced in full as follows:

"2.1 Subject to the terms of this Agreement, and in reliance on the representations and warranties of the Borrower and the Guarantor set out in Clause 7, the Lender agrees to make available to the Borrower the loan in one or more Advances to cover working capital requirements, as well as fees and expenses payable hereunder, in a total amount of up to $2,664,960.22 (two million, six hundred and sixty-four thousand, nine hundred and sixty US Dollars and twenty-two cents)."

(c) Clause 2.3 of the Facility Agreement shall be replaced in full as follows:

"2.3 If any part of the Loan is not borrowed by 13 January 2017, the outstanding Commitment shall be cancelled."

(d) Clause 3.1 of the Facility Agreement is replaced in full as follows:

"3.1 Subject to the terms of this Agreement, the rate of interest applicable to each Advance shall be 10% (ten per cent.) per annum from the Drawdown Date."

(e) The first sentence of clause 4.2 of the Facility Agreement is deleted.

(f) Clause 8 of the Facility Agreement is replaced in full as follows:

"8 UNDERTAKINGS

8.1 The Borrower undertakes that, so long as any part of the Commitment is in force or any amount remains outstanding or payable under this Agreement:

(a) it will send to the Lender, within ninety days of the end of each of its financial years, its audited accounts for such financial year which will give a true and fair view of the state of affairs of the Borrower at the date of those accounts;

(b) it will send to the Lender, no later than the 15th day of each month, a report relating to the previous calendar month substantially in the form set out in Schedule 1 (FORM OF MONTHLY REPORT) showing the details of the Export Business up to the end of the previous calendar month, and such other financial or other information relating to it as may be requested by the Lender, which information will be true and not misleading and will not omit any material fact or consideration;

(c) it will provide the Lender with view-only access to internet banking systems so that the Lender can see deposits and withdrawals made on all of the Borrower's bank accounts;

(d) it will notify the Lender of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) forthwith upon the occurrence thereof; and

(e) it will obtain, and promptly renew from time to time, all authorisations, approvals, consents and licences required under any applicable law or regulation with respect to this Agreement and it shall comply with the terms of the same;

(f) it will not, without the prior consent of the Lender, create, assume or permit to exist any Security Interest upon any of its property or assets (whether now owned or hereafter acquired);

(g) it will not, without the prior consent of the Lender, sell, transfer, lend, lease or otherwise dispose of (in any such case otherwise than for full cash consideration in the ordinary course of trading) all or, in the opinion of the Lender, any substantial part of its business, property or assets, (whether by one transaction or by a series of transactions, whether related or not);

(h) it will not agree to incur nor shall it have outstanding any Financial Indebtedness other than the loans advanced under the Facility without the consent of the Lender (at its complete and unfettered discretion);

(i) Should the Borrower wish to increase its Financial Indebtedness, it shall send a written notice to the Lender in which it: (i) requests an increase to the Facility; and (ii) sets out the terms on which it has received a firm written offer from a third party to provide such additional Financial Indebtedness if the Lender does not agree to increase the Facility. If the Lender, within twenty Business Days: (x) declines to increase the Facility; (y) does not grant its consent to the Borrower incurring additional Financial Indebtedness from such third party; or (z) fails to respond, the Borrower shall only be entitled to incur any such additional Financial Indebtedness following full prepayment of the Facility together with all other amounts then accrued and unpaid under this Agreement;

(j) it will not give or have outstanding any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of the liabilities of, any other person;

(k) it will not make any loan or provide any form of credit, to any person; and

(l) it will not enter into any amalgamation, demerger, merger or corporate restructuring: (i) without at least ten Business Days' prior written notification to the Lender; and (ii) in any manner as a result of which the Borrower no longer constitutes a wholly-owned Subsidiary of the Parent.

8.2 The Guarantor undertakes that, so long as any part of the Commitment is in force or any amount remains outstanding or payable under this Agreement:

(a) he will send to the Lender, within ninety days of the end of its financial year, the audited consolidated accounts of the Parent for such financial year which will give a true and fair view of the state of affairs of the Parent and its Subsidiaries at the date of those accounts;

(b) he will send to the Lender from time to time, and on demand, such other financial or other information relating to it and its Subsidiaries as may be requested by the

Lender, which information will be true and not misleading and will not omit any material fact or consideration;

(c) he will notify the Lender of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) forthwith upon the occurrence thereof;

(d) he will obtain, and promptly renew from time to time, all authorisations, approvals, consents and licences required under any applicable law or regulation with respect to this Agreement and he shall comply with the terms of the same;

(e) he will not, and will procure that none of the Parent or its Subsidiaries will, without the prior consent of the Lender, create, assume or permit to exist any Security Interest upon any of its property or assets (whether now owned or hereafter acquired);

(f) he will not, and will procure that none of the Parent or its Subsidiaries will, without the prior consent of the Lender, sell, transfer, lend, lease or otherwise dispose of (in any such case otherwise than for full cash consideration in the ordinary course of trading) all or, in the opinion of the Lender, any substantial part of its business, property or assets, (whether by one transaction or by a series of transactions, whether related or not);

(g) he will not, and will procure that none of the Parent nor any of its Subsidiaries will, agree to incur nor shall it have outstanding any Financial Indebtedness without the consent of the Lender or otherwise in accordance with Clause 8.1(h);

(h) he will not, and will procure that none of the Parent nor any of its Subsidiaries will, give or have outstanding any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of the liabilities of, any other person;

(i) he will not, and will procure that none of the Parent nor any of its Subsidiaries will, make any loan or provide any form of credit, to any person;

(j) he will procure that none of the Parent nor any of its Subsidiaries will enter into any amalgamation, demerger, merger or corporate restructuring: (i) without at least ten Business Days' prior written notification to the Lender; and (ii) in any manner as a result of which the Borrower no longer constitutes a wholly-owned Subsidiary of the Parent;

(k) in the event that any share capital increase of the Parent takes place, the Guarantor shall give the Lender at least ten Business Days' prior notification in writing. On each share capital increase taking place after 1 November 2016, the Guarantor undertakes to enter into an amendment of the Parent Shares Pledge to increase the number of shares pledged pursuant thereto so that the Parent Shares pledged in favour of the Lender under the Parent Shares Pledge from the date of such first share capital increase after 1 November 2016 and until the full repayment of the Loan represent a minimum of 10% of the total Parent Shares."

(g) Clause 12.1 of the Facility Agreement is deleted in its entirety and Clauses 12.2, 12.3 and 12.4 are re-numbered accordingly;

(h) Clause 12.3 of the Facility Agreement, as re-numbered to Clause 12.2, is replaced in full as follows:

"The Borrower hereby authorises the Lender to deduct from any Advance the costs set out in Clause 12.1 (including legal fees) and to account for and disburse such sums directly."

2.2 Amendments to Facility Agreement

With effect on and from the date of this Deed, the Facility Agreement shall be, and shall be deemed by this Deed to have been amended and restated in the form of the Amended and Restated Facility Agreement; and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

3 ADVANCE

3.1 The sums of (i) $174,000 (one hundred and seventy-four thousand US Dollars), (ii) $100,000 (one hundred thousand US Dollars), (iii) $250,000 (two hundred and fifty thousand US Dollars), (iv) $452,470.51 (four hundred fifty-two thousand four hundred and seventy US Dollars and fifty-nine cents) and (v) $155,516.06 (one hundred and fifty-five thousand five hundred and sixteen US Dollars and six cents) advanced to the Borrower by the Lender on 29 September 2016, 25 October 2016, 4 November 2016, 22 December 2016 and 13 January 2017, respectively, shall be deemed to constitute Advances under the Facility Agreement and subject to the terms and conditions thereof.

4 GUARANTEE

4.1 The Guarantor signs this Deed as agreement and acknowledgement of the terms set out herein and agrees that the Guarantee set out in the Facility Agreement shall extend to the increased maximum amount of the Facility as amended hereby.

5 MISCELLANEOUS

5.1 Severability

All the provisions of this Deed are severable and any provision of this Deed prohibited by or unlawful or unenforceable under any applicable law shall (to the extent required by such law) be ineffective without affecting or modifying the remaining provisions of this Deed but where the provisions of any such applicable law may be waived they are hereby waived to the full extent permitted by such law to the end that this Deed shall be a valid and binding document enforceable in accordance with its terms.

6 APPLICABLE LAW AND JURISDICTION

6.1 This Deed shall be governed by, and construed in accordance with, English law.

6.2 Subject to Clause 6.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of, or in connection with, this Deed.

6.3 Clause 6.2 is for the exclusive benefit of the Lender, which reserves the right:

(a) to commence proceedings in relation to any matter which arises out of, or in connection with, this Deed in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b) to commence such proceedings in the courts of any such country or countries to concurrently with, or in addition to, proceedings in England or without commencing proceedings in England.

EXECUTION PAGE

IN WITNESS WHEREOF, the parties hereto, acting in their own names or through their duly authorised representatives, have caused this Deed to be signed and delivered as a deed in their respective names as of the date first above written.

EXECUTED as a **DEED** by)
SKY PHARM S.A.)
By **Grigorios Siokas**) ....
Authorised by virtue of resolution)
Of its Board of Directors dated 16 February 2017

Witnessed by: IGNATIADES, PAVLOS) ....

Address of witness: AG GEORGIOU 5, PYLEA PO 57001, THESSALONIKI, GREECE) ....

EXECUTED as a **DEED** by)
SYNTHESIS PEER-TO-PEER INCOME FUND)
By **Spyridon Papadopoulos**) ....
Duly authorised)

Witnessed by:) ....

Address of witness:) ....

EXECUTED as a **DEED** by)
SYNTHESIS PEER-TO-PEER INCOME FUND)
By **Aristidis Protopapadakis**) ....
Duly authorised

Witnessed by: ANASTASIA APTALIDI) ....

Address of witness: WATSON ... 348 SY... ATHENS) ....

EXECUTED as a **DEED** by)
GRIGORIOS SIOKAS) ....

Witnessed by: IGNATIADES, PAVLOS) ....

Address of witness: AG GEORGIOUS, PYLEA PO 57001, THESSALONIKI. GREECE) ....

EXECUTION PAGE

IN WITNESS WHEREOF, the parties hereto, acting in their own names or through their duly authorised representatives, have caused this Deed to be signed and delivered as a deed in their respective names as of the date first above written.

EXECUTED as a **DEED** by)
SKY PHARM S.A.)
By **Grigorios Siokas**) ……………………………………
Authorised by virtue of resolution)
Of its Board of Directors dated 2017

Witnessed by:)……………………………………

Address of witness:)……………………………………

EXECUTED as a **DEED** by)
SYNTHESIS PEER-TO-PEER INCOME FUND)
By **Spyridon Papadopoulos**) ……………………………………
Duly authorised)

Witnessed by:)……………………………………
SMITH END FARM, SMITHS END LANE

Address of witness:) BARLEY, ROYSTON, HERTS SG8 8LL

EXECUTED as a **DEED** by)
SYNTHESIS PEER-TO-PEER INCOME FUND)
By **Aristidis Protopapadakis**) ……………………………………
Duly authorised)

Witnessed by:)……………………………………

Address of witness:)……………………………………

EXECUTED as a **DEED** by)
GRIGORIOS SIOKAS) ……………………………………

Witnessed by:)……………………………………

Address of witness:)……………………………………

APPENDIX

FORM OF AMENDED AND RESTATED LOAN AGREEMENT

Dated 23 March **2017**

SKY PHARM S.A.
as Borrower

and

GRIGORIOS SIOKAS
as Guarantor

and

SYNTHESIS PEER-TO-PEER INCOME FUND
as Lender

LOAN FACILITY AGREEMENT

relating to an uncommitted loan facility of up to $2,664,960.22

Index

Clause **Page**

THIS AGREEMENT is made on this 23rd day of March 2017

PARTIES

(1) **SKY PHARM S.A. (ΦΑΡΜΑΠΟΘΗΚΗ ΣΚΑΪ ΦΑΡΜ Α.Ε.)**, a société anonyme duly incorporated and validly existing and operating under the laws of the Hellenic Republic, holder of General Commercial Registry (ΓΕΜΗ) No. 131417304000 and Tax Registration No. 800597686/Tax Authority FAE Thessaloniki, having its registered office at 5, Agiou Georgiou Street, 57001 Thessaloniki (the "**Borrower**");

(2) **SYNTHESIS PEER-TO-PEER INCOME FUND** an exempted company incorporated in the Cayman Islands with limited liability, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman, as lender (the "**Lender**"); and

(3) **GRIGORIOS SIOKAS,** resident of Neo Risio P.O. Box 374, 57001, Thessaloniki, with Greek ID No: AH356375, issued at Litochoro, Pierias and Greek AFM: 126793707, DOY Z' Thessalonikis (the "**Guarantor**").

BACKGROUND

(A) The Borrower is a Greek société anonyme which operates a pharmaceutical trading and export business from its premises in Thessaloniki.

(B) The Lender has agreed to provide short-term working capital to finance the Borrower's business of exporting pharmaceutical products to businesses operating in European Union Member States (the "**Export Business**").

(C) The Guarantor is an indirect shareholder of the Borrower and provides the guarantee set out herein for the benefit of the Borrower.

1 DEFINITIONS

1.1 In this Agreement:

"**Administration Notice**" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person before, or in connection with, the appointment of an administrator;

"**Advance**" means the principal amount of each borrowing by the Borrower under this Agreement or (as the context requires) the principal amount thereof from time to time outstanding hereunder (together, the "**Advances**").

"**Business Day**" means a day on which banks are open in London and Thessaloniki.

"**Commitment**" means the obligation of the Lender to make available an Advance to the Borrower in the amount specified in Clause 2.1.

Drawdown Date" means in relation to each Advance, the date on which the amount of that Advance is debited from the Lender's USD bank account.

"**Dollars**" and "**$**" means the lawful currency for the time being of the United States of America.

"**Event of Default**" means any one of the events or circumstances described in Clause 9.

"**Facility**" means the loan facility made available under this Agreement as described in Clause 2.

"Financial Indebtedness" means, in relation to a person (the **"debtor"**), a liability of the debtor:

(a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b) under any loan stock, bond, note or other security issued by the debtor;

(c) under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d) under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e) under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person.

"Guarantee" means the guarantee of by the Guarantor in favour of the Lender and set out in Clause 6 of this Agreement.

"Parent" means Cosmos Holdings Inc., a company established and registered in Nevada, USA, with registered office at 141 W. Jackson Blvd, Suite 4236, Chicago, IL 60604, USA.

"Parent Shares" means the shares of the Parent, each of a par value of $0.001 (one tenth of a Dollar cent).

"Parent Shares Pledge" means an agreement between the Guarantor and the Lender granting security over 10,000,000 (ten million) Parent Shares owned by the Guarantor in favour of the Lender to secure the Guarantor's liabilities under this Agreement.

"Quarter Date" means the last Business Day in March, June, September and December of each year.

"Relevant Person" means the Borrower or the Guarantor and any company which is a Subsidiary of the Borrower or the Guarantor or of which the Borrower or the Guarantor is a Subsidiary but excluding any company which is dormant.

"Security Interest" means:

(a) a mortgage, charge (whether fixed or floating), pledge, lien or any other security interest of any kind; and

(b) any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (b) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

"Subsidiary" means that company (S) is a subsidiary of another company (P) if:

(a) a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) is directly owned by P or is indirectly attributable to P; or

(b) P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c) P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d) P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P.

Any company of which S is a subsidiary is a parent company of S.

"Taxes" includes any present or future tax, duty, import, levy or charge of any kind which is imposed by any state, any political subdivision of a state or any local or municipal authority (including any such imposed in connection with exchange controls) and any connected penalty, interest or fine.

"USA" means the United States of America.

1.2 In this Agreement, clause headings are inserted for convenience only and shall not affect the construction of this Agreement and, unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa. References to persons include references to any company, partnership, joint venture and unincorporated association, any state, political sub-division of a state and local or municipal authority and any international organisation.

1.3 Insolvency of a Greek Person

In this Agreement, where it relates to a legal person, a reference to:

(a) a **winding-up**, **administration** or **dissolution** includes a Greek entity being declared bankrupt (*πτωχός, ptohos*) or dissolved and under liquidation (*λύση και εκκαθάριση, lisi kai ekatharissi*) or under special liquidation (*υπό ειδική εκκαθάριση, ypo eidiki ekatharissi*), mandatory administration (*αναγκαστική διαχείριση, anagkastiki diaxirisi*), rehabilitation (*εξυγίανση, eksigiansi*), reconciliation (*συνδιαλλαγή, sindiallagi*), reorganisation (*αναδιοργάνωση, anadiorganosi*) and any other similar proceedings, including, without limitation, any bankruptcy (*πτωχευτική, ptoheftiki*) or prebankruptcy (*προπτωχευτική, proptoheftiki*) proceedings;

(b) a **moratorium** includes a suspension of individual enforcement measures (*αναστολή των ατομικών διώξεων, anastoli atomikon diokseon*) according to Article 25 of the Greek Law 3588/2007 and **granted a moratorium** includes the granting of the above;

(c) any **step** or **procedure** taken in connection with insolvency proceedings includes a Greek person having filed an application to be declared bankrupt or a third party having filed an application against a Greek person for it to be declared bankrupt (*πτωχός, ptohos*) in accordance with Greek Law 3588/2007;

(d) an **administrator** includes the concept of "epitropos" (*επίτροπος*) and "syndikos" (*σύνδικος*); and

(e) an **attachment** includes a seizure (*κατάσχεση, katashesi*).

2 ADVANCES

2.1 Subject to the terms of this Agreement, and in reliance on the representations and warranties of the Borrower and the Guarantor set out in Clause 7, the Lender agrees to make available to the Borrower the loan in one or more Advances to cover working capital requirements, as well as fees and expenses payable hereunder, in a total amount of up to $2,664,960.22 (two million, six hundred and sixty-four thousand, nine hundred and sixty US Dollars and twenty-two cents).

2.2 The Lender shall, subject to Clause 5, make available any Advances to the Borrower on or after the date hereof by credit to the Borrower's account at UNICREDIT BULBANK, BIC/SWIFT: UNCRBGSF, IBAN: BG48 UNCR 7000 1522 3930 60.

2.3 If any part of the loan is not borrowed by 13 January 2017, the outstanding Commitment shall be cancelled.

3 INTEREST RATE AND PAYMENT OF INTEREST

3.1 Subject to the terms of this Agreement, the rate of interest applicable to each Advance shall be 10% (ten per cent.) per annum from the Drawdown Date.

3.2 Save as otherwise provided in this Agreement, the Borrower shall pay interest in respect of the Advances in Dollars on every Quarter Date starting on 30 September 2016

3.3 In the event that the Lender does not receive on the due date any sum due under this Agreement, the Borrower shall pay to the Lender on demand interest on such sum from and including the due date therefor to the date of actual payment (as well after as before judgment) at the rate of 12% (twelve per cent.) per annum on the last Business Day in each week.

3.4 If the Borrower fails to pay interest as provided in Clause 3.3, the amount unpaid shall be compounded and itself bear interest in accordance with Clause 3.3.

4 REPAYMENT AND PREPAYMENT

4.1 The Borrower will repay the Advances in Dollars to the Lender in full together with all other amounts then accrued and unpaid under this Agreement on the earlier of: (a) 75 days from the Lender's prepayment request in writing; and (b) 31 August 2018.

4.2 No amount prepaid may be reborrowed.

4.3 All payments to the Lender by or on behalf of the Borrower or the Guarantor shall be made to the account of MaplesFS Limited, Account N°: 890-0527-242 at the Bank of New York Mellon (SWIFT: IRVTUS3N, ABA: 021 000 018), marked "for further credit to Synthesis Peer-to-Peer Income Fund/687470".

5 CONDITIONS PRECEDENT

5.1 The Lender shall not be under any obligation to make an Advance hereunder, until the Lender has received, and found to be satisfactory to it in all respects, each of the following documents:

(a) a certified copy of the constitutional documents and good-standing certificates of the Borrower, including in relation to its tax and social security obligations;

(b) a certified copy of a resolution of the Board of Directors (or other competent body) of the Borrower approving this Agreement and the Advances to be made pursuant thereto in terms

acceptable to the Lender and authorising an individual, identified by name or office, to execute this Agreement on behalf of the Borrower;

(c) certified copies of all governmental and other consents, licences, approvals and authorisations required with respect to this Agreement;

(d) a report substantially in the form set out in Schedule 1 (*Form of monthly report*) showing the details of the Borrower's Export Business up to the end of the previous calendar month;

(e) execution and perfection of the Parent Shares Pledge; and

(f) evidence that stamp duty has been paid on this Agreement pursuant to Greek law.

5.2 The obligation of the Lender hereunder to make any Advance is subject to the following further conditions precedent that, at the drawdown date for that Advance:

(a) no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) has occurred and is continuing or might result from the making of such Advance; and

(b) the representations and warranties of the Borrower and the Guarantor in Clause 7 would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing.

6 GUARANTEE

6.1 In consideration of the Lender making the Advance to the Borrower hereunder (and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged), the Guarantor hereby unconditionally guarantees to the Lender the payment when due of all sums payable now or in the future to the Lender by the Borrower under this Agreement or in connection herewith and undertakes with the Lender that, if and whenever the Borrower shall be in default in the payment of any sum whatsoever under this Agreement or in connection herewith, the Guarantor will on demand pay such sum.

6.2 The Guarantor hereby unconditionally and irrevocably agrees as a separate, continuing and primary obligation to indemnify the Lender on its first demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender as a result of or in connection with any obligation or liability guaranteed by the Guarantor being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this general indemnity shall be equal to the amount which the Lender would have otherwise been entitled to recover.

6.3 The Guarantor's liability under this Agreement shall not be discharged or impaired by:

(a) the existence or validity of any other security taken by the Lender in relation to this Agreement or any enforcement of, failure to enforce or the release of any such security; or

(b) any amendment to, or variation of, this Agreement or any security relating to this Agreement; or

(c) any release of, or granting of time or any other indulgence to, the Borrower or any third party; or

(d) any other act, event or omission which would or might, but for this Clause operate to impair or discharge the Guarantor's liability hereunder.

6.4 Any release, compromise or discharge of the obligations of the Guarantor under this Agreement shall be deemed to be made subject to the condition that it will be void if any

payment or security which the Lender may receive or have received is set aside or proves invalid for whatever reason.

6.5 This Guarantee is a continuing guarantee and is in addition to, and not in substitution for, any other security which the Lender may now or hereafter hold for the obligations of the Borrower under this Agreement and may be enforced without the Lender first having recourse to any such other security and without the Lender first taking any steps or proceedings against the Borrower.

6.6 As security for the Guarantor's obligations hereunder, the Guarantor agrees to enter into the Parent Shares Pledge and perform any acts required for the perfection of the same.

6.7 Until all amounts which may be or become payable by the Borrower under, or in connection with, this Agreement have been irrevocably paid in full, the Guarantor shall, not by virtue of any payment made by it hereunder or otherwise, exercise any right of set-off or counterclaim against the Borrower or be subrogated to any rights, security or moneys held, received or receivable by the Lender or be entitled to any right of contribution in respect of any payment made or moneys received on account of the Guarantor's liability hereunder.

6.8 Any moneys paid to the Lender hereunder may, at the discretion of the Lender, be placed in a suspense account and kept there for so long as the Lender sees fit.

7 REPRESENTATIONS AND WARRANTIES

7.1 Each of the Borrower and the Guarantor hereby represents and warrants to the Lender (and so that such representations and warranties shall survive the execution of this Agreement and shall be deemed to be repeated on each day during the currency of this Agreement) that:

(a) As regards the Borrower, it is duly incorporated and validly existing and in good standing under the laws of Greece;

(b) As regards the Borrower, it has the corporate capacity, and has taken all corporate action, and obtained all official consents necessary for it:

  (i) to execute this Agreement;

  (ii) to borrow under this Agreement; and

  (iii) to undertake all the obligations and make all the payments contemplated by, and to comply with, this Agreement;

(c) all the official consents of the Borrower referred to in paragraph (b) remain in force and nothing has occurred which makes any of them liable to revocation;

(d) As regards the Guarantor, he has the personal legal capacity, and has obtained any other consents necessary for him:

  (i) to execute this Agreement and the Parent Shares Pledge; and

  (ii) to undertake all the obligations and make all the payments contemplated by, and to comply with, this Agreement;

(e) this Agreement constitutes each of the Borrower's and Guarantor's legal, valid and binding obligations enforceable against it in accordance with its terms, subject to any relevant insolvency laws affecting creditors' rights generally;

(f) the execution by it of this Agreement, and its compliance with this Agreement and, in the case of the Borrower, the borrowing by it of the Advances, will not involve or lead to a contravention of:

(i) any law or official requirement applicable to it;

(ii) (in the case of the Borrower) its constitutional documents; or

(iii) any contractual or other obligation or restriction which is binding on it or any of its assets;

(g) no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) has occurred and is continuing or might result from the making of such Advance;

(h)

(i) all audited accounts delivered and to be delivered to the Lender under Clauses 8.1(a) and 8.2(a) satisfy and will satisfy the requirements of Clause 8.1(a) and 8.2(a), respectively;

(ii) all information which has been provided in writing by it or on its behalf to the Lender in connection with this Agreement satisfied the requirements of Clauses 8.1(b) and 8.2(b), respectively; and

(iii) there has been no material adverse change in its financial position or state of affairs from that disclosed in the latest of those accounts;

(i) no legal or administrative action involving it has been commenced or taken or, to its knowledge, is likely to be commenced or taken;

(j) the Borrower is a wholly-owned Subsidiary of the Parent, which is in turn majority owned and controlled by the Guarantor;

(k) as regards the Guarantor, it is the full and unencumbered owner of a total of 103,716,666 (one hundred and three million, seven hundred and sixteen thousand, six hundred and sixty-six) Parent Shares and that no form of Security Interest exists over any of the Guarantor's Parent Shares;

(l) no Security Interest or other encumbrance exists over the shares of the Borrower;

(m) no Security Interest or other encumbrance exists over any asset of the Borrower;

(n) it has paid all taxes applicable to, or imposed on or in relation to, it or its business; and

(o) its liabilities under this Agreement rank at least pari passu with all its other present and future unsecured obligations (apart from obligations mandatorily preferred by law).

8 UNDERTAKINGS

8.1 The Borrower undertakes that, so long as any part of the Commitment is in force or any amount remains outstanding or payable under this Agreement:

(a) it will send to the Lender, within ninety days of the end of each of its financial years, its audited accounts for such financial year which will give a true and fair view of the state of affairs of the Borrower at the date of those accounts;

(b) it will send to the Lender, no later than the 15th day of each month, a report relating to the previous calendar month substantially in the form set out in Schedule 1 (*Form of monthly report*) showing the details of the Export Business up to the end of the previous calendar month, and such other financial or other information relating to it as may be requested by the Lender, which information will be true and not misleading and will not omit any material fact or consideration;

(c) it will provide the Lender with view-only access to internet banking systems so that the Lender can see deposits and withdrawals made on all of the Borrower's bank accounts;

(d) it will notify the Lender of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) forthwith upon the occurrence thereof; and

(e) it will obtain, and promptly renew from time to time, all authorisations, approvals, consents and licences required under any applicable law or regulation with respect to this Agreement and it shall comply with the terms of the same;

(f) it will not, without the prior consent of the Lender, create, assume or permit to exist any Security Interest upon any of its property or assets (whether now owned or hereafter acquired);

(g) it will not, without the prior consent of the Lender, sell, transfer, lend, lease or otherwise dispose of (in any such case otherwise than for full cash consideration in the ordinary course of trading) all or, in the opinion of the Lender, any substantial part of its business, property or assets, (whether by one transaction or by a series of transactions, whether related or not);

(h) it will not agree to incur nor shall it have outstanding any Financial Indebtedness other than the loans advanced under the Facility without the consent of the Lender (at its complete and unfettered discretion);

(i) Should the Borrower wish to increase its Financial Indebtedness, it shall send a written notice to the Lender in which it: (i) requests an increase to the Facility; and (ii) sets out the terms on which it has received a firm written offer from a third party to provide such additional Financial Indebtedness if the Lender does not agree to increase the Facility. If the Lender, within twenty Business Days: (x) declines to increase the Facility; (y) does not grant its consent to the Borrower incurring additional Financial Indebtedness from such third party; or (z) fails to respond, the Borrower shall only be entitled to incur any such additional Financial Indebtedness following full prepayment of the Facility together with all other amounts then accrued and unpaid under this Agreement;

(j) it will not give or have outstanding any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of the liabilities of, any other person;

(k) it will not make any loan or provide any form of credit, to any person; and

(l) it will not enter into any amalgamation, demerger, merger or corporate restructuring: (i) without at least ten Business Days' prior written notification to the Lender; and (ii) in any manner as a result of which the Borrower no longer constitutes a wholly-owned Subsidiary of the Parent.

8.2 The Guarantor undertakes that, so long as any part of the Commitment is in force or any amount remains outstanding or payable under this Agreement:

(a) he will send to the Lender, within ninety days of the end of its financial year, the audited consolidated accounts of the Parent for such financial year which will give a true and fair view of the state of affairs of the Parent and its Subsidiaries at the date of those accounts;

(b) he will send to the Lender from time to time, and on demand, such other financial or other information relating to it and its Subsidiaries as may be requested by the Lender, which information will be true and not misleading and will not omit any material fact or consideration;

(c) he will notify the Lender of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) forthwith upon the occurrence thereof;

(d) he will obtain, and promptly renew from time to time, all authorisations, approvals, consents and licences required under any applicable law or regulation with respect to this Agreement and he shall comply with the terms of the same;

(e) he will not, and will procure that none of the Parent or its Subsidiaries will, without the prior consent of the Lender, create, assume or permit to exist any Security Interest upon any of its property or assets (whether now owned or hereafter acquired);

(f) he will not, and will procure that none of the Parent or its Subsidiaries will, without the prior consent of the Lender, sell, transfer, lend, lease or otherwise dispose of (in any such case otherwise than for full cash consideration in the ordinary course of trading) all or, in the opinion of the Lender, any substantial part of its business, property or assets, (whether by one transaction or by a series of transactions, whether related or not);

(g) he will not, and will procure that none of the Parent nor any of its Subsidiaries will, agree to incur nor shall it have outstanding any Financial Indebtedness without the consent of the Lender or otherwise in accordance with Clause 8.1(h);

(h) he will not, and will procure that none of the Parent nor any of its Subsidiaries will, give or have outstanding any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of the liabilities of, any other person;

(i) he will not, and will procure that none of the Parent nor any of its Subsidiaries will, make any loan or provide any form of credit, to any person;

(j) he will procure that none of the Parent nor any of its Subsidiaries will enter into any amalgamation, demerger, merger or corporate restructuring: (i) without at least ten Business Days' prior written notification to the Lender; and (ii) in any manner as a result of which the Borrower no longer constitutes a wholly-owned Subsidiary of the Parent;

(k) in the event that any share capital increase of the Parent takes place, the Guarantor shall give the Lender at least ten Business Days' prior notification in writing. On each share capital increase taking place after 1 November 2016, the Guarantor undertakes to enter into an amendment of the Parent Shares Pledge to increase the number of shares pledged pursuant thereto so that the Parent Shares pledged in favour of the Lender under the Parent Shares Pledge from the date of such first share capital increase after 1 November 2016 and until the full repayment of the Loan represent a minimum of 10% of the total Parent Shares.

9 DEFAULT

9.1 If, for any reason whatsoever, any of the following events shall occur and be continuing:

(a) the Borrower or the Guarantor fails to pay when due or (if so payable) on demand any sum payable under this Agreement or under any document relating to this Agreement; or

(b) any breach occurs of Clauses 8.1(f), 8.1(g), 8.2(e) or 8.2(f); or

(c) any breach by the Borrower or the Guarantor occurs of any provision of this Agreement (other than a breach covered by paragraph (a) or (b) above) unless, in the opinion of the

Lender, such default is capable of remedy and such default is remedied to the satisfaction of the Lender within 10 days after written notice from the Lender requesting action to remedy the same; or

(d) (subject to any applicable grace period specified in this Agreement) any breach by the Borrower or the Guarantor occurs of any provision of this Agreement (other than a breach covered by paragraph (a), (b) or (c) above); or

(e) any representation, warranty or statement made by, or by an officer of, the Borrower or the Guarantor in this Agreement or any other notice or document relating to this Agreement is untrue or misleading when it is made or deemed to be repeated; or

(f) any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i) any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii) any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii) a lease or hire purchase agreement creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv) any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v) any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g) any of the following occurs (or their equivalent under Greek law as specified in Clause 1.3):

(i) a Relevant Person becomes, in the opinion of the Lender, unable to pay its debts as they fall due; or

(ii) any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration, distress or any form of freezing order; or

(iii) any administrative receiver or other receiver is appointed over any asset of a Relevant Person; or

(iv) any step is taken in relation to the appointment of an administrative receiver of a Relevant Person; or

(v) an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person;

(vi) a resolution is passed, an application to a court is made or any other step is taken by a creditor of a Relevant Person (other than the holder of Security Interests which together relate to all or substantially all of the assets of that Relevant Person) for the appointment of an administrator in respect of that Relevant Person, unless:

(A) the proposed administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead;

(B) the application is dismissed or withdrawn within 30 days of being made; and

(C) that Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(vii) an Administration Notice is given or filed, a resolution is passed, an application to a court is made or any other step is taken by:

(A) the members of a Relevant Person,

(B) the directors of a Relevant Person, or

(C) a creditor that is a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person,

for or with a view to the appointment of an administrator in respect of that Relevant Person; or

(viii) a resolution is passed, an application to a court is made or any other step is taken by a government minister or public or regulatory authority for or with a view to the appointment of an administrator in respect of a Relevant Person; or

(ix) a petition is presented to a court, a resolution is passed, or any other step is taken for or with a view to the appointment of a provisional liquidator in respect of a Relevant Person unless:

(A) the proposed appointment is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead;

(B) the petition is dismissed or withdrawn within 30 days of being presented; and

(C) that Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(x) a petition is presented to a court, a resolution is passed or any other step is taken for or with a view to the winding up of a Relevant Person, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

(xi) a Relevant Person, its directors or, in any proceedings, a lawyer acting for a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that that Relevant Person is insolvent or likely to become insolvent; or

(xii) any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (v) to (xi) above or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee

resolve or agree that that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xiii) in any country other than England, any event occurs or any proceedings are opened or commenced or any step is taken which, in the opinion of the Lender, is similar to any of the foregoing; or

(h) a Relevant Person or its directors petition or apply to a court for, or it or its directors take any steps to obtain or submit or present a document setting out the proposed terms of, or any other proposal for, any form of moratorium, suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(i) the Borrower ceases or suspends carrying on the Export Business or a part of the Export Business which, in the opinion of the Lender, is material in the context of this Agreement; or

(j) it becomes unlawful in Greece or any other relevant jurisdiction, as appropriate, or impossible:

(i) for the Borrower or the Guarantor to discharge any liability under this Agreement or to comply with any other obligation under this Agreement which the Lender considers material;

(ii) for the Borrower to carry on the Export Business or to enforce its rights against any counterparties in relation to the Export Business; or

(iii) for the Lender to exercise or enforce any right under this Agreement; or

(k) any official consent necessary to enable the Borrower or the Guarantor to comply with any provision of this Agreement which the Lender considers material is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(l) any provision of this Agreement which the Lender considers material proves to have been or becomes invalid or unenforceable; or

(m) the Borrower ceases to be a wholly owned subsidiary of the Parent; or

(n) the Guarantor ceases to own, hold and control at least 60% (sixty per cent.) of the shares of the Parent; or

(o) any other event occurs or any other circumstances arise or develop including, without limitation, a change in the financial position, state of affairs or prospects of the Borrower or the Guarantor, in the light of which the Lender considers that there is a significant risk that the Borrower or the Guarantor is, or will later become, unable to discharge its liabilities and obligations under this Agreement, as appropriate, as they fall due.

then the Lender, by notice to the Borrower, may terminate the obligations of the Lender hereunder, whereupon the same shall be so terminated and/or may declare the Advance, accrued interest thereon and all other amounts payable hereunder immediately due and payable, whereupon the Advance together with accrued interest thereon and all other amounts payable hereunder shall become immediately due and payable.

10 PAYMENTS

10.1 All payments to be made by the Borrower and the Guarantor to the Lender under this Agreement shall be made on the due date in Dollars and in cleared funds and to such account as the Lender shall specify and shall be made:

(a) without set-off, counterclaim or condition; and

(b) free and clear of, and without deduction for, or on account of, any present or future Taxes,

unless the Borrower or the Guarantor is required by law or regulation to make payment subject to any Taxes, in which event such payment shall be increased by such amount as may be necessary to ensure that the Lender receives a net amount, free and clear of all Taxes, equal to the full amount which the Lender would have received had such payment not been subject to such Taxes.

10.2 The Borrower and the Guarantor shall indemnify the Lender against any liability of the Lender in respect of such Taxes and shall promptly supply the Lender with copies of applicable tax receipts.

10.3 If any sum payable by the Borrower or the Guarantor under this Agreement shall become due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which event such due date shall be the immediately preceding Business Day.

10.4 All payments of interest, commitment fees and any other payments hereunder of an annual or periodic nature shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a 365 day year.

10.5 The Borrower shall indemnify the Lender on demand against all costs, expenses, liabilities and losses (including loss of profit and funding losses) sustained or incurred by the Lender as a result of or in connection with:

(a) the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition might constitute an Event of Default);

(b) the receipt or recovery of all or any part of an Advance or any part thereof or any overdue amount otherwise than in accordance with this Agreement; or

(c) (as a separate and independent obligation) any claim, order or judgment which results in any sum payable under this Agreement being paid in a currency other than the currency due under this Agreement.

11 ILLEGALITY

11.1 In the event that it becomes unlawful for the Lender to make, maintain or fund the whole or any part of the Advance, then, upon receiving notice from the Lender to such effect, the Borrower shall prepay to the Lender forthwith the Advances together with accrued interest thereon and all other sums due hereunder without premium or penalty but subject to the provisions of Clause 10.5 and the Commitment shall terminate upon the Lender serving such notice on the Borrower.

12 FEES AND EXPENSES

12.1 The Borrower and the Guarantor shall pay to the Lender on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by the Lender in connection with:

(a) preparing, negotiating and executing this Agreement; and

(b) preserving or enforcing or attempting to preserve or enforce any of its rights under this Agreement.

The obligations of the Borrower and the Guarantor under this Clause 12.1 are joint and several.

12.2 The Borrower hereby authorises the Lender to deduct from any Advance the costs set out in Clause 12.1 (including legal fees) and to account for and disburse such sums directly.

12.3 The Borrower shall also pay or indemnify the Lender against all stamp, documentary and other like duties and Taxes to which this Agreement may be subject or give rise.

13 MISCELLANEOUS

13.1 Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to a party hereto shall be in writing and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when despatched (in the case of facsimile) to such party addressed to it at such address as such party may hereafter specify for such purpose to the other by notice in writing. A written notice includes a notice by facsimile.

13.2 Each of the Borrower and the Guarantor hereby authorises the Lender (without prior notice) to apply any credit balance in any currency (whether or not then due) which is at any time held by the Lender for the account of the Borrower or the Guarantor in or towards satisfaction of any sum then due from the Borrower or the Guarantor to the Lender under this Agreement and unpaid.

13.3 A certificate or determination of the Lender as to any matter provided for in this Agreement shall be conclusive and binding on the Borrower and the Guarantor in the absence of manifest error.

13.4 This Agreement shall be binding upon and inure to the benefit of the Lender, the Borrower, the Guarantor and their respective successors and permitted assigns, and references in this Agreement to any of them shall be construed accordingly, provided neither the Borrower nor the Guarantor may assign or transfer any of their respective rights and/or obligations under this Agreement.

13.5 No delay or omission on the part of the Lender in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or be construed as a waiver thereof or of any other right, power or remedy.

13.6 If any provision of this Agreement is or subsequently becomes void, unenforceable or illegal that shall not affect the validity, enforceability, or legality of the other provisions of this Agreement.

13.7 This Agreement shall be governed by, and construed in accordance with, English law.

13.8 Subject to Clause 13.9, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of, or in connection with, this Agreement.

13.9 Clause 13.8 is for the exclusive benefit of the Lender, which reserves the right:

(a) to commence proceedings in relation to any matter which arises out of, or in connection with, this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b) to commence such proceedings in the courts of any such country or countries to concurrently with, or in addition to, proceedings in England or without commencing proceedings in England.

13.10 The Lender may at any time require in writing that each of the Borrower and the Guarantor irrevocably appoints a professional firm situated in London to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement within ten days of such request; if the Borrower or Guarantor fail to make such an appointment, the Lender shall be entitled to make such an appointment on their behalf and notify them accordingly.

13.11 Nothing in Clauses 13.7 et seq. shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgement or any similar or related matter in any jurisdiction.

13.12 In Clauses 13.7 et seq., "**proceedings**" means proceedings of any kind, including an application for a provisional or protective measure.

13.13 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

EXECUTION PAGE

The Borrower

SKY PHARM S.A. ____________________

By: ____________________

The Lender

SYNTHESIS PEER-TO-PEER INCOME FUND ____________________

By: ____________________

The Guarantor

GRIGORIOS SIOKAS ____________________

EXECUTION PAGE

The Lender

SYNTHESIS PEER-TO-PEER INCOME FUND ______________________________

By: **Aristidis Protopapadakis** ______________________________